SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) December 16, 2002

                              INNODATA CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
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
         Delaware                       0-22196                 13-3475943
     (State or Other             (Commission file Number)     (IRS Employer
Jurisdiction of Incorporation)                              Identification No.)

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      Three University Plaza, Hackensack, NJ        07601
     (Address of Principal Executive Offices)     (Zip Code)

Registrant's telephone number, including area code (201) 488-1200


Item 5.  Other Events


1.  Amended and Restated By-laws
    ----------------------------

     Effective December 16, 2002, our Board of Directors adopted Amended and Restated By-laws for our company. A copy of the Amended and Restated By-laws is filed as Exhibit 3.1 hereto.

     The Amended and Restated By-laws include, among other things, certain procedures (including, without limitation, advance notification requirements) that must be complied with in order to (i) properly bring any business before the annual or any special meeting of shareholders and (ii) nominate any person for election as a director.


2.  Rights Agreement
    ----------------


INTRODUCTION

     On December 16, 2002, our Board of Directors declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $0.01 per share. The dividend is payable on December 27, 2002 to the stockholders of record as of the close of business on such date.

     The Rights are governed by a Rights Agreement dated as of December 16, 2002 (the "Rights Agreement"), that we entered into with American Stock Transfer & Trust Co., as the Rights Agent. We have set forth below certain summary information concerning the Right Agreement. This summary may not contain all information that is important to you. A copy of the full Rights Agreement is filed as Exhibit 4.1 hereto. If there is a conflict between the summary below and the Rights Agreement, the Rights Agreement will govern

     Our Board has adopted this Rights Agreement to protect stockholders from coercive or otherwise unfair takeover tactics. In general terms, it works by imposing a significant penalty upon any person or group that acquires 15% or more of our outstanding common stock without the approval of our Board. However, the percentage is 25% for certain specified executive officers of our company (any such specified person being referred to as an "Exempted Person"). The Rights Agreement should not interfere with any merger or other business combination approved by our Board.


THE RIGHTS

     Our Board authorized the issuance of a Right with respect to each outstanding share of common stock as of the close of business on December 27, 2002. The Rights will initially trade with, and will be inseparable from, the common stock.

     Until the Distribution Date described below, the Rights will be evidenced only by certificates that represent shares of common stock. New Rights will accompany any new shares of common stock we issue after December 27, 2002 until the Distribution Date described below, and in certain circumstances, new shares of common stock we issue after the Distribution Date.

     New common stock certificates we issue after December 27, 2002 as a result of transfers of stock by existing stockholders or of new issuances by us will contain a notation referring to the Rights and the Rights Agreement.


PURCHASE PRICE

     Each Right will allow its holder to purchase from our Company one one-thousandth of a share of Series C Participating Preferred Stock ("Preferred Stock") for $4.00, once the Rights become exercisable. This portion of a share of Preferred Stock will give the stockholder approximately the same dividend, voting, and liquidation rights as would one share of common stock. Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights as a stockholder of our Company.


EXERCISABILITY

     The Rights will not be exercisable until:
               10 days after the public announcement that a person or group has become an "Acquiring Person" by obtaining beneficial ownership of 15% or more of our outstanding common stock (25% in the case of an Exempted Person), or, if earlier,

               10 business days (or a later date determined by our Board before any person or group becomes an Acquiring Person) after a person or group begins a tender or exchange offer which, if completed, would result in that person or group becoming an Acquiring Person.

     We refer to the date when the Rights become exercisable as the "Distribution Date." Until that date, the common stock certificates will also evidence the Rights, and any transfer of shares of common stock will constitute a transfer of Rights. After that date, the Rights will separate from the common stock and be evidenced by Rights certificates that we will mail to all eligible holders of common stock.

     Any Rights held by an Acquiring Person are void and may not be exercised.


CONSEQUENCES OF A PERSON OR GROUP BECOMING AN ACQUIRING PERSON

     If a person or group becomes an Acquiring Person, all holders of Rights, except the Acquiring Person, may, for a purchase price of $4.00, acquire shares of our common stock having a market value of $8.00, based on the market price of the common stock prior to such person or group becoming an Acquiring Person.

     If our Company is later acquired in a merger or similar transaction after the Distribution Date, all holders of Rights, except the Acquiring Person, may, for a purchase price of $4.00, purchase shares of the acquiring corporation having a market value of $8.00 based on the market price of the acquiring corporation's stock, prior to such merger.


PREFERRED STOCK PROVISIONS

     Each share Preferred Stock, if issued:

          will not be redeemable;

          will be junior to any other series of preferred stock we may issue;

          will entitle the holder to quarterly dividend payments in an amount equal to 1,000 times the dividend, if any, paid on one share of common stock (so that one one-thousandth of a share of Preferred Stock would entitle the holder to receive a quarterly dividend payment that is the same as any dividend paid on one share of common stock);

          will entitle the holder upon liquidation to receive 1,000 times the payment made on one share of common stock (so that one one-thousandth of a share of Preferred Stock would entitle the holder to receive the same payment as is made on one share of common stock); and

          will have the same voting power as 1,000 shares of commons stock (so that one one-thousandth of a share of Preferred Stock would have the same voting rights as one share of common stock); and

     The value of one one-thousandth interest in a share of Preferred Stock should approximate the value of one share of common stock.


EXPIRATION

     The Rights will expire on December 26, 2012 or on an earlier date if we redeem them, as discussed below.


REDEMPTION

     Our Board may redeem the Rights for $0.001 per Right at any time before the close of business on the tenth calendar date following the date on which any person or group becomes an Acquiring Person. If our Board redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $0.001 per Right, in cash, common stock or other securities, as determined by our Board.


ANTI-DILUTION PROVISIONS

     The Rights will have the benefit of certain customary anti-dilution provisions.


AMENDMENTS

     The terms of the Rights Agreement may be amended by our Board without the consent of the holders of the Rights. However, after a person or group becomes an Acquiring Person, our Board may not amend the agreement in a way that adversely affects holders of the Rights.

Item 7.

(c)  Exhibits
     3.1     Form of Amended and Restated By-laws of Registrant

     4.1 Form of Rights Agreement, dated as of December 16, 2002 between Innodata Corporation, and American Stock Transfer & Trust Co., as Rights Agent, including all exhibits thereto.


SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  December 20, 2002

                                                  Innodata Corporation


                                                  By:    /s/
                                                      -----------------------
                                                      Stephen Agress
                                                      Vice President Finance